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                                                                      Exhibit 23






               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48869) pertaining to the USA Networks, Inc. Retirement Savings Plan of our report dated June 2, 2000, with respect to the financial statements and schedules of the USA Networks, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                             /s/ Ernst & Young



Tampa, Florida
June 2, 2000